Exhibit 10.4

IRREVOCABLE PROXY AND VOTING AGREEMENT

by and between

ANTHONY PISCITELLI

(“Stockholder”)

and

WEST COAST OPPORTUNITY FUND, LLC

CENTAUR VALUE FUND, LP

UNITED CENTAUR MASTER FUND

(“Holders”)

MAY 22, 2009

IRREVOCABLE PROXY AND VOTING AGREEMENT

THIS IRREVOCABLE PROXY AND VOTING AGREEMENT (the “Agreement”) is made and entered into, dated for reference purposes as of May 22, 2009 (the “Effective Date”), by and among ANTHONY PISCITELLI (“Stockholder”); and WEST COAST OPPORTUNITY FUND, LLC, CENTAUR VALUE FUND, LP, and UNITED CENTAUR MASTER FUND (each, an “Investor” and collectively the “Investors”).  Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Settlement Agreement (as defined below).

RECITALS:

A.            Stockholder currently is the holder of 8,047,394 shares of the common capital stock (the “Common Stock”) of AMERICAN DEFENSE SYSTEMS, INC., a Delaware corporation (the “Company”).

B.            Investors are holders of shares of the Company’s Series A Convertible Preferred Stock,  par value $0.001 per share (the “Series A Preferred Stock”), and concurrently with the execution of this Agreement, the Company and Investors are executing that certain Settlement Agreement, Waiver and Amendment dated as of May 22, 2009 (the “Settlement Agreement”), pursuant to Section 3(g) of which, the Company is agreeing, subject to the occurrence of the condition described therein, to use its best efforts to obtain from its stockholders approval of (i) a reduction in the Conversion Price, and (ii) an amendment of the Company’s Certificate of Incorporation to confer upon the holders of Preferred Shares the right to elect the Director Designees (such actions, the “Company Actions”).

C.            The parties have agreed to execute this Agreement in order to memorialize Stockholder’s agreement to grant a proxy and vote his shares of Company capital stock in favor of such proposals as are necessary or convenient for effecting the Company Actions, and the parties have agreed to execute this Agreement in order to memorialize that voting agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINITIONS.  For purposes of this Agreement, the term:

(a)           “BENEFICIALLY OWN” or “BENEFICIAL OWNERSHIP” with respect to any securities shall mean Stockholder’s having such ownership, control or power to direct the voting with respect thereto.

(b)           “STOCKHOLDER SHARES” collectively shall mean and include, as of any date, all of the shares of the voting capital stock of the Company Beneficially Owned by Stockholder as of such date, including all shares of common stock, preferred stock and other voting securities of the Company owned by Stockholder as of the Effective Date of this Agreement and all other shares of common stock, preferred stock and other voting securities hereafter acquired by Stockholder, however acquired.

2.             VOTING AGREEMENT.  As an inducement to Investors to enter into the Settlement Agreement, Stockholder hereby covenants and agrees with Investors that subject to Section 3(c), below, at any meeting of the Company’s stockholders, however called, and in connection with any written consent of the Company’s stockholders, Stockholder shall vote the Stockholder Shares as of the date of such meeting or written consent in favor of the Company Actions and against approval of any proposal made in opposition to or in competition with consummation of the Company Actions.

3.             IRREVOCABLE PROXY

(a)           APPOINTMENT.  For the term of this Agreement, Stockholder hereby constitutes and appoints West Coast Opportunity Fund, LLC, which shall act by and through ATTICUS LOWE or LANCE HELFERT (the “Proxy Holders”), or either of them, with full power of substitution, as Stockholder’s true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of the Company’s stockholders, and in connection with any written consent of the Company’s stockholders, (i) in favor of approval of amendments to the Company’s Certificate of Incorporation, bylaws, and agreements to which the Company is a party or by which it is bound, to effect the Company Actions, and (iii) against approval of any proposal made in opposition to or in competition with consummation of the Company Actions.

(b)           IRREVOCABLE.  The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke all prior proxies granted by Stockholder.  Stockholder shall not grant to any person any proxy which conflicts with the proxy granted herein, and any attempt to do so shall be void.  The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of Stockholder.

(c)           EXERCISE.  The Proxy Holder may exercise the proxy granted herein, only during the term of this Agreement, and shall have the right to vote the Stockholder Shares at any meeting of the Company’s stockholders and in any action by written consent of the Company’s stockholders in accordance with the provisions of Sections 3(a) and (b), above.  Unless expressly requested by Investors or the Proxy Holder in writing, Stockholder shall not vote any or all of the Stockholder Shares, with respect to the matters described in Section 3(a) above, at any such meeting or in connection with any such written consent of stockholders with respect to the matters described in Section 3(a) above; provided that Stockholder may, and the Proxy Holders shall have no right to, vote the Stockholder Shares with respect to all other matters.  The vote of the Proxy Holder shall control in any conflict between a vote of or written consent with respect to the Stockholder Shares by the Proxy Holder and a vote or action by Stockholder with respect to the Stockholder Shares.

4.             OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES.  Stockholder hereby represents and warrants to and covenants with the Company as follows:

(a)           OWNERSHIP OF STOCKHOLDER SHARES.  Stockholder is the Beneficial Owner of all of the current Stockholder Shares.  On the date hereof, the Current Stockholder Shares constitute all of the voting securities of the Company beneficially owned by Stockholder.  Stockholder has voting power with respect to the matters set forth in Section 2 and Section 3(a) above, with respect to all of the Stockholder Shares, free and clear of any limitations, qualifications or restrictions on such rights.

(b)           POWER; BINDING AGREEMENT.  Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement.

(c)           RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE.  Except as otherwise expressly contemplated by this Agreement, during the term of this Agreement, Stockholder shall not, directly or indirectly:  (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Stockholder Shares Beneficially Owned by Stockholder as of the Effective Date, other than to the extent permitted pursuant to Section 5 below; or (ii) grant any proxies or powers of attorney with respect to any Stockholder Shares or deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares in a manner inconsistent with Stockholder’s obligations under Section 2 and Section 3(a) above.

5.             STOP TRANSFER; ADJUSTMENTS.  Stockholder agrees with, and covenants to, the Company that Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Stockholder Shares Beneficially Owned by Stockholder as of the Effective Date, and the Company may refuse to register any such transfer on its books and records unless (i) such transfer is permitted pursuant to the provisions of the Lock-Up Agreement executed by Stockholder, (ii) prior to effecting any such transfer, the Stockholder obtains a written agreement between the transferee and the Company by which the transferee expressly agrees to be bound by and comply with this Agreement to the same extent as if such transferee were the “Stockholder” hereunder with respect to the Stockholder Shares being transferred to it, and (iii) such transfer shall not cause the representations of Stockholder in this Agreement to be untrue.

6.             TERM AND TERMINATION.  The term of this Agreement, including without limitation the proxy granted pursuant to Section 3 hereof and Stockholder’s covenants and agreements contained herein with respect to the Stockholder Shares, shall commence on the Effective Date of this Agreement and shall terminate immediately upon the earliest to occur of: (a) such date on which no shares of Series A Preferred Stock remain outstanding, or (b) June 30, 2011.

7.             REMEDIES.  Notwithstanding anything to the contrary contained in this Agreement, in the event of a breach or threatened breach by Stockholder of any representation, warranty, covenant, agreement or obligation set forth in this Agreement prior to such termination of this Agreement, the Company shall have all remedies available under applicable law, including but not limited to (a) obtaining equitable relief to prevent such breach, and (b) obtaining an order of specific performance requiring Stockholder to comply with Stockholder’s obligations hereunder.

8.             MISCELLANEOUS

(a)           ENTIRE AGREEMENT; AMENDMENTS.  This Agreement (a) represents the entire understanding of the parties regarding the subject matter hereof, and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, between or among the parties with respect to the subject matter hereof, and (b) may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

(b)           NOTICES.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to be given and received (i) when delivered in person, (ii) on the date on which transmitted by facsimile provided that there is a written receipt evidencing a successful transmission, (iii) on the third (3rd) business day after the date on which deposited in the United States mail in a sealed envelope, postage prepaid, or (iv) on the next business day after the date on which deposited in a sealed envelope with a nationally-recognized overnight courier (e.g., Federal Express), freight prepaid, addressed to the party for whom intended at the address set forth on the signature page, below, or such other address or facsimile number, notice of which is provided in a manner permitted by this Section 8(b).

(c)           ASSIGNMENT.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, however, that in connection with any assignment that is consented to by the other party, the rights and duties created herein shall attach to the Stockholder Shares and be binding upon any person to whom legal or beneficial ownership shall pass by operation of law.

(d)           SEVERABILITY.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(e)           NO WAIVER.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(f)            GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute under or in connection with this Agreement or the other documents or agreements contemplated hereby (including the Securities Purchase Agreement and the documents and agreements executed in connection therewith, notwithstanding any provision therein to the contrary) or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(G)          COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement, binding on each signatory thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first set forth above.

“STOCKHOLDER:”		“INVESTORS:”

WEST COAST OPPORTUNITY FUND, LLC, a Delaware limited liability company

/s/ Anthony Piscitelli		By	/s/ Atticus Lowe
Anthony Piscitelli			Name & title: Atticus Lowe, CIO of Managing Member

Address, Facsimile No. & Email for Notices:		CENTAUR VALUE FUND, LP

Anthony Piscitelli
American Defense Systems, Inc.
230 Duffy Avenue, Unit C		By	/s/ Zeke Ashton
Hicksville, NY 11801			Name & title: Zeke Ashton, Managing Partner
Facsimile No.: (516) 390-5308
UNITED CENTAUR MASTER FUND
With a copy to:

Greenberg Traurig, LLP
1750 Tysons Boulevard		By	/s/ Zeke Ashton
Suite 1200			Name & title: Zeke Ashton, Managing Partner
McLean, Virginia 22102
Telephone:	(703) 749-1336	Address, Facsimile No. & Email for Notices:
Facsimile:	(703) 749-1301
Attention:	Jeffrey R. Houle, Esq.	To each Investor at its respective address and facsimile number set forth on the Schedule of Buyers attached to the Securities Purchase Agreement

With a copy to:

Michael E. Pfau, Esq.
Reicker, Pfau, Pyle, McRoy & Herman LLP
1421 State Street, Suite B
P.O. Box 1470
Santa Barbara, California 93102-1470

Facsimile No.: (805) 966-3320
Email Address: mpfau@rppmh.com